SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant []

Filed by a Party other than the Registrant [X] Bailard, Biehl & Kaiser, Inc.

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Bailard, Biehl & Kaiser Fund Group

---------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

--------------------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------------------

3) Filing Party:

--------------------------------------------------------------------------------------------

4) Date Filed:

--------------------------------------------------------------------------------------------

ADDDITIONAL PROXY MATERIALS FROM INVESTMENT ADVISER

[Bailard, Biehl & Kaiser, Inc. letterhead]

June 24, 2002

Client Address

Client Address

Client Address

In the last few days, you should have received a proxy statement and letter proposing the pending liquidation of the Bailard, Biehl & Kaiser Diversa Fund. PleaseWe would appreciate it if you would give this your immediate attention andby returning your signed proxy statement to the Fund as soon as possible.

The recommendation to liquidate Diversa was a difficult decision for us but we are excited about an alternative service option available to you. The primary reason for creating the Diversa Fund was to find a way to make available our diversified investment strategy to smaller individual accounts. Our new service, the Bailard, Biehl & Kaiser Managed Individual Flexible Account or "MI-Flex" Program, was also developed with this in mind. This program offers professional portfolio management in a cost effective and efficient manner. Should shareholders decide to proceed with Diversa's liquidation, we would like to recommend that you consider this program as an alternative.

The MI-Flex Program is designed to provide active management, flexibility and customization on an individual account basis. Bailard, Biehl and Kaiser will manage your individual account and you will have access to our high quality investment research and large scale trading efficiencies. The MI-Flex program gives you the ability to choose between several investment strategies, allows for some portfolio customization and provides for greater individual tax management. Other benefits include lower costs and real-time access to your account. You will be able to view your account holdings, portfolio valuations and performance online. Many of these benefits are not available in traditional mutual funds.

We would like the opportunity to discuss this exciting new program with you in greater detail and will be calling to set up a meeting in the near future. Should you have any questions beforehand, please do not hesitate to call us at 1-800-224-5273.

Sincerely,

Burnice E. Sparks Jr.

President